UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

AUTO PARTS 4LESS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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AUTO PARTS 4LESS GROUP, INC.

106 W. Mayflower

North Las Vegas, NV 89030

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of a majority of the voting power of the stockholders of Auto Parts 4Less Group, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase our authorized shares of common stock from 75,000,000 to 500,000,000.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on August 31, 2023 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

September [*], 2023	By Order of the Board of Directors
Christopher Davenport
Chief Executive Officer

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AUTO PARTS 4LESS GROUP, INC.

106 W. Mayflower

North Las Vegas, NV 89030

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement. We are mailing this information statement to our stockholders of record on August 31, 2023.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock, par value $0.000001 per share (the “Common Stock”), from 75,000,000 to 500,000,000.

How many shares of voting stock were outstanding on August 31, 2023?

On August 31, 2023, the date we received the consent of the holder of a majority of the voting power of our stockholders, there were 2,945,166 shares of Common Stock issued and outstanding, 20,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”) issued and outstanding, and 870 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) issued and outstanding.

The shares of Series B Preferred Stock have voting rights equal 66.7% of the total voting rights (all shares of Common Stock plus all other series of preferred stock as if they had converted on that date).

The shares of Series D Preferred Stock don’t have voting rights.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of the holder of 758,420 shares of Common Stock and 17,100 shares of Series B Preferred Stock (representing 5,794,653 votes), or approximately 65.68% of the voting power of our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 500,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 75,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our Articles of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 75,000,000 shares of Common Stock, par value $0.000001 per share. As of August 31, 2023, we had 2,945,166 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance.

The table below addresses our current outstanding shares, aggregate convertible and share reserve requirements under our convertible debt agreements, shares to be issued pursuant to warrant exercises, shares to be issued pursuant to option exercises, and shares to be issued under our current financing arrangement with GHS Investments, LLC as of August 31, 2023 (the record date) (all numbers are estimates):

Security	Shares to be Reserved out of Authorized
Outstanding shares of Common Stock:	3,085,166 shares of Common Stock
Shares of Common Stock to be reserved pursuant to outstanding convertible debt and related accrued interest:	156,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to exercises of issued warrants:	4,028,583 shares of Common Stock
Shares of Common Stock to be issued pursuant to exercises of issued options:	250,000 shares of Common Stock
Shares of Common Stock to be reserved under GHS Equity Financing Agreement:	312,500,000 shares of Common Stock
Total:	473,865,749 shares of Common Stock

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to our capital structure for purposes of obtaining additional financing.

Effects of the Increase in Authorized Common Stock

In the event of conversions of outstanding convertible debt and the exercises of warrants and options and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although debt conversions, warrant and option exercises and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of outstanding debt and exercise of warrants and options, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except as disclosed above). However, we anticipate that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of August 31, 2023. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 2,945,166 shares of common stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following tables is: 106 W. Mayflower, Las Vegas, Nevada 89030.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (1)
Named Executive Officers and Directors
Timothy Armes, Former Chairman, CEO, CFO, President, and Secretary(2)	16,986	*
Christopher Davenport, CEO, CFO, and Director(2)	758,421	25.75%
Executive Officers, Named Executive Officers, and Directors as a Group (2 Persons)	775,407	26.33%

______________________

* Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the August 31, 2023.

(2)	On May 19, 2023 Timothy Armes resigned as director and all offices for Auto Parts4Less Group, Inc. Also, Christopher Davenport was appointed sole director, Chief Executive Officer and Chief Financial Officer of Auto Parts4Less Group, Inc.

The following table is based on 0 shares of Series A Preferred Shares outstanding, 20,000 of Series B Preferred Shares outstanding, 0 shares of Series C Preferred Shares outstanding and 870 shares of Series D Preferred shares outstanding as of August 31, 2023:

Beneficial Owner	Class	Amount of Beneficial Ownership	Percent of Class

Timothy Armes	Pref B	1,000	5.00%
	Pref D	120	13.79%

Chris Davenport	Pref B	17,100	90.00%
	Pref D	675	77.58%

All Officers and Directors as a Group (2 Persons)	Pref B	18,100	90.50%
	Pref D	795	91.38%

Greater than 5% Shareholders	Pref B	1,900	9.50%
	Pref D	75	8.62%

DESCRIPTION OF SECURITIES

Common Stock

We have 75,000,000 common stock shares authorized, par value of $0.000001 per share, 2,945,166 shares of which are outstanding as of August 31, 2023.

Holders of common stock are entitled to one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board members. Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board.

As of August 31, 2023, there were approximately 253 holders of record of our common stock.

Preferred Stock

We have 20,000,000 shares of preferred stock authorized, of which 358,120 have been designated from the authorized shares.

Series A Preferred

We have 330,000 shares of Series A Convertible Preferred Stock authorized that have no liquidation rights or voting rights and are convertible into common stock determined by multiplying the number of issued and outstanding common stock shares on the date of conversion by the conversion price of $0.152 per share. There are currently no shares of Series A Preferred Stock issued and outstanding.

Series B Preferred

We have 20,000 shares of Series B Preferred Stock authorized, each share of which entitles the holder to vote on all shareholder manners in total equal to 66.67% of the total vote.

To date, we have issued 20,000 shares of Series B Preferred B Stock, 17,100 Preferred B Shares of which are owned by Mr. Davenport, providing him with 57% voting control. As a result, Mr. Davenport will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Series C Preferred

There are 7,250 Series C shares authorized and no shares issued and outstanding.

Series D Preferred

We have 870 shares of Series D Convertible Preferred Stock authorized all of which are issued and outstanding. The shares of Series D Preferred Stock have no dividend or voting rights and rank subordinate and are junior to Series A, B, and C Preferred Stock. Either we or the holder of Series D Preferred Stock may redeem any or all of the outstanding Series D Preferred Stock at $1,000 per share.

Options

There are 250,000 options outstanding that were issued on July 11, 2022, which were issued pursuant to a July 11, 2022 Stock Option Agreement. The options were issued at $4.00 per share with a five-year exercise period.

Warrants

As of August 31, 2023, we had 4,028,583 warrants outstanding.

Convertible Debt

As of August 31, 2023, we had $12,070,450 in convertible debt issued and outstanding and related accrued interest of $2,511,224 convertible into 156,000,000 shares of our Common Stock.

Nevada Anti-Takeover Laws

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends for the foreseeable future.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of Corporation: Auto Parts 4Less Group, Inc.

2.	The Articles have been amended as follows:

Article IV is hereby amended to read as follows:

The authorized number of shares that the Corporation will have authority to issue is as follows:

500,000,000 shares having a par value of $0.000001 per share, shall be the Common Stock of the Company.

20,001,000 shares having a par value of $0.001 per share, shall be the Blank Check Preferred Stock, with such rights and responsibilities as decided by the Board of Directors of the Corporation and to be described as applicable in the Designation(s).

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 65.68%.

4.	Effective date of filing: (optional)

5.	Signature:

Christopher Davenport, Chief Executive Officer